                                                               EXHIBIT 10.187


                           THE CHARLES SCHWAB CORPORATION
                             1992 STOCK INCENTIVE PLAN
             (RESTATED TO INCLUDE AMENDMENTS THROUGH OCTOBER 22, 1997)


ARTICLE 1.  INTRODUCTION.

     The Plan was adopted by the Board of Directors on March 26, 1992. The purpose of the Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging Non-Employee Directors and Key Employees to focus on long-range objectives, (b) encouraging the attraction and retention of Non-Employee Directors and Key Employees with exceptional qualifications and (c) linking Non-Employee Directors and Key Employees directly to stockholder interests. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Performance Share Awards or Options, which may constitute incentive stock options or nonstatutory stock options. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

ARTICLE 2.  ADMINISTRATION.

     2.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall consist of two or more Non-Employee Directors, who shall be appointed by the Board.

     2.2 COMMITTEE RESPONSIBILITIES. The Committee shall select the Key Employees who are to receive Awards under the Plan, determine the amount, vesting requirements and other conditions of such Awards, may interpret the Plan, and make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.  LIMITATION ON AWARDS.

     The aggregate number of Restricted Shares, Performance Share Awards and Options awarded under the Plan shall not exceed 29,150,000 (including those shares awarded prior to the amendment of the Plan). If any Restricted Shares, Performance Share Awards or Options are forfeited, or if any Performance Share Awards terminate for any other reason without the associated Common Shares being issued, or if any Options terminate for any other reason before being exercised, then such Restricted Shares, Performance Share Awards or Options shall again become available for Awards under the Plan. The limitation of this Article 3 shall be subject to adjustment pursuant to Article 10. Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

     Subject to the overall limit on the aggregate shares set forth above, the following limitations shall apply: (a) The maximum number of Common Shares which may be granted subject to an Option to any one Participant in any one fiscal year shall be 500,000; and (b) The maximum number of Restricted Shares or Performance Share Awards which may be granted to any one Participant in any one fiscal year shall be 200,000.

ARTICLE 4. ELIGIBILITY.

     4.1 GENERAL RULE. Key Employees and Non-Employee Directors shall be eligible for designation as Participants by the Committee.

     4.2 NON-EMPLOYEE DIRECTORS. In addition to any awards pursuant to Section 4.1, Non-Employee Directors shall be entitled to receive the automatic NSOs described in this Section 4.2.

(a) Each Non-Employee Director shall receive a Non-Officer Stock Option covering 2,500 Common Shares for each Award Year with respect to which he or she serves as a Non-Employee Director on the grant date described in subsection (b) below; provided that the Non-Officer Stock Option shall cover 1,500 shares if the Exercise Price determined as of the grant date, is $35 or more;

     (b) The NSO for a particular Award Year shall be granted to each Non-Employee Director as of May 15 of each Award Year, and if May 15 is not a business day, then the grant shall be made on and as of the next succeeding business day;

     (c)  Each NSO shall be exercisable in full at all times during its term;

     (d) The term of each NSO shall be 10 years; provided, however, that any unexercised NSO shall expire on the date that the Optionee ceases to be a Non-Employee Director or a Key Employee for any reason other than death or disability. If an Optionee ceases to be a Non-Employee Director or Key Employee on account of death or disability, any unexercised NSO shall expire on the earlier of the date 10 years after the date of grant or one year after the date of death or disability of such Director; and

     (e) The Exercise Price under each NSO shall be equal to the Fair Market Value on the date of grant and shall be payable in any of the forms described in Article 6.

     4.3  TEN-PERCENT STOCKHOLDERS.  A Key Employee who owns more than
10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (a) the Exercise price under such ISO is at least 110 percent of the Fair Market Value of a Common Share on the date of grant and (b) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

     4.4 ATTRIBUTION RULES. For purposes of Section 4.3, in determining stock ownership, a Key Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors or lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which the Key Employee holds an option shall not be counted.

     4.5 OUTSTANDING STOCK. For purposes of Section 4.3, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the ISO to the Key Employee. "Outstanding stock" shall not include treasury shares or shares authorized for issuance under outstanding options held by the Key Employee or by any other person.

ARTICLE 5. OPTIONS.

     5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan, and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Committee may designate all or any part of an Option as an ISO, except for Options granted to Non-Employee Directors under Section 4.2. The Committee may designate all or any part of an Option as an ISO (or, in the case of a Key Employee who is subject to the tax laws of a foreign jurisdiction, as an option qualifying for favorable tax treatment under the laws of such foreign jurisdiction), except for Options granted to Non-Employee Directors under section 4.2.

     5.2 OPTIONS NONTRANSFERABILITY. No Option granted under the Plan shall be transferable by the Optionee other than by will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or her. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     5.3 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Each Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

     5.4 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an Option shall not be less than 100 percent of the Fair Market Value of a Common Share on the date of grant, except as otherwise provided in Section 4.3. Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee. The Exercise Price shall be payable in accordance with Article 6.

     5.5 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term of an ISO shall in no event exceed 10 years from the date of grant, and Section
4.3 may require a shorter term. Subject to the preceding sentence, the Committee shall determine when all or any part of an Option is to become exercisable and when such Option is to expire; provided that, in appropriate cases, the Company shall have the discretion to extend the term of an Option or the time within which, following termination of employment, an Option may be exercised, or to accelerate the exercisability of an Option.
A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee's employment and shall provide for the suspension of vesting when an employee is on a leave of absence for a period in excess of six months in appropriate cases, as determined by the Company; provided that the exercisability of Options shall be accelerated in the event of the Participant's death or Disability and, in the case of Retirement, the exercisability of all outstanding Options shall be accelerated, other than any Options that had been granted within two years of the date of the Optionee's Retirement. Except as provided in Section 4.2, NSOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares are forfeited. In addition, NSOs granted under this
Section 5 may be granted subject to forfeiture provisions which provide for forfeiture of the Option upon the exercise of tandem awards, the terms of which are established in other programs of the Company.

     5.6 LIMITATION ON AMOUNT OF ISOS. The aggregate fair market value (determined at the time the ISO is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000; provided, however, that all or any portion of an Option which cannot be exercised as an ISO because of such limitation shall be treated as an NSO.

     5.7 EFFECT OF CHANGE IN CONTROL. The Committee (in its sole discretion) may determine, at the time of granting an Option, that such Option shall become fully exercisable as to all Common Shares subject to such Option immediately preceding any Change in Control with respect to the Company.

     5.8 RESTRICTIONS ON TRANSFER OF COMMON SHARES. Any Common Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Common Shares.

     5.9 AUTHORIZATION OF REPLACEMENT OPTIONS. Concurrently with the grant of any Option to a Participant (other than NSOs granted pursuant to Section 4.2), the Committee may authorize the grant of Replacement Options. If Replacement Options have been authorized by the Committee with respect to a particular award of Options (the "Underlying Options"), the Option Agreement with respect to the Underlying Options shall so state, and the terms and conditions of the Replacement Options shall be provided therein. The grant of any Replacement Options shall be effective only upon the exercise of the Underlying Options through the use of Common Shares pursuant to Section 6.2 or Section 6.3. The number of Replacement Options shall equal the number of Common Shares used to exercise the Underlying Options, and, if the Option Agreement so provides, the number of Common Shares used to satisfy any tax withholding requirements incident to the exercise of the Underlying Options in accordance with Section 13.2.

Upon the exercise of the Underlying Options, the Replacement Options shall be evidenced by an amendment to the Underlying Option Agreement. Notwithstanding the fact that the Underlying Option may be an ISO, a Replacement Option is not intended to qualify as an ISO. The Exercise Price of a Replacement Option shall be no less than the Fair Market Value of a Common Share on the date the grant of the Replacement Option becomes effective. The term of each Replacement Option shall be equal to the remaining term of the Underlying Option. No Replacement Options shall be granted to Optionees when Underlying Options are exercised pursuant to the terms of the Plan and the Underlying Option Agreement following termination of the Optionee's employment. The Committee, in its sole discretion, may establish such other terms and conditions for Replacement Options as it deems appropriate.

     5.10 OPTIONS GRANTED TO NON-UNITED STATES KEY EMPLOYEES. In the case of Key Employees who are subject to the tax laws of a foreign jurisdiction, the Company may issue Options to such Key Employees that contain terms required to conform with any requirements for favorable tax treatment imposed by the laws of such foreign jurisdiction, or as otherwise may be required by the laws of such foreign jurisdiction. The terms of any such Options shall be governed by the Plan, subject to the terms of any Addendum to the Plan specifically applicable to such Options.


ARTICLE 6.  PAYMENT FOR OPTION SHARES.

     6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

     (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee may specify in the Stock Option Agreement that payment may be made pursuant to Section 6.2 or 6.3.

     (b) In the case of an NSO, the Committee may at any time accept payment pursuant to Section 6.2 or 6.3.

     6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which are surrendered to the Company. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. In the event that the Common Shares being surrendered are Restricted Shares that have not yet become vested, the same restrictions shall be imposed upon the new Common Shares being purchased.

     6.3 EXERCISE/SALE. To the extent this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to Charles Schwab & Co., Inc. to sell Common Shares (including the Common Shares to be issued upon exercise of the Options) and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

ARTICLE 7.  RESTRICTED SHARES AND PERFORMANCE SHARE AWARDS.

     7.1 TIME, AMOUNT AND FORM OF AWARDS. The Committee may grant Restricted Shares or Performance Share Awards with respect to an Award Year during such Award Year or at any time thereafter. Each such Award shall be evidenced by a Stock Award Agreement between the Award recipient and the Company. The amount of each Award of Restricted Shares or Performance Share Awards shall be determined by the Committee. Awards under the Plan may be granted in the form of Restricted Shares or Performance Share Awards or in any combination thereof, as the Committee shall determine at its sole discretion at the time of the grant. Restricted Shares or Performance Share Awards may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Performance Share Awards will be forfeited in the event that the related NSOs are exercised.

     7.2 PAYMENT FOR RESTRICTED SHARE AWARDS. To the extent that an Award is granted in the form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares.

     7.3 VESTING OR ISSUANCE CONDITIONS. Each Award of Restricted Shares shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. Common Shares shall be issued pursuant to Performance Share Awards in full or in installments upon satisfaction of the issuance conditions specified in the Stock Award Agreement. The Committee shall select the vesting conditions in the case of Restricted Shares, or issuance conditions in the case of Performance Share Awards, which may be based upon the Participant's service, the Participant's performance, the Company's performance or such other criteria as the Committee may adopt; provided that, in the case of an Award of Restricted Shares where vesting is based entirely on the Participant's service, (i) vesting shall be accelerated in the event of the Participant's death or Disability; (ii) in the case of Retirement, vesting shall be accelerated for all Restricted Shares that had been granted more than two years prior to the date of the Participant's Retirement; and (iii) vesting shall be suspended when an employee is on a leave of absence for a period in excess of six months in appropriate cases, as determined by the Company. The Committee, in its sole discretion, may determine, at the time of making an Award of Restricted Shares, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company. The Committee, in its sole discretion, may determine, at the time of making a Performance Share Award, that the issuance conditions set forth in such Award shall be waived in the event that a Change in Control occurs with respect to the Company.

     7.4 FORM OF SETTLEMENT OF PERFORMANCE SHARE AWARDS. Settlement of Performance Share Awards shall only be made in the form of Common Shares. Until a Performance Share

Award is settled, the number of Performance Share Awards shall be subject to adjustment pursuant to Article 10.

     7.5 DEATH OF RECIPIENT. Any Common Shares that are to be issued pursuant to a Performance Share Award after the recipient's death shall be delivered or distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Performance Share Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Common Shares that are to be issued pursuant to a Performance Share Award after the recipient's death shall be delivered or distributed to the recipient's estate. The Committee, in its sole discretion, shall determine the form and time of any distribution(s) to a recipient's beneficiary or estate.

ARTICLE 8.  CLAIMS PROCEDURES.

     Claims for benefits under the Plan shall be filed in writing with the Committee on forms supplied by the Committee. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed. If the claim is denied, the notice of disposition shall set forth the specific reasons for the denial, citations to the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim. If the claimant wishes further consideration of his or her claim, the claimant may appeal a denied claim to the Committee (or to a person designated by the Committee) for further review. Such appeal shall be filed in writing with the Committee on a form supplied by the Committee, together with a written statement of the claimant's position, no later than 90 days following receipt by the claimant of written notice of the denial of his or her claim. If the claimant so requests, the Committee shall schedule a hearing. A decision on review shall be made after a full and fair review of the claim and shall be delivered in writing to the claimant no later than 60 days after the Committee's receipt of the notice of appeal, unless special circumstances (including the need to hold a hearing) require an extension of time for processing the appeal, in which case a written decision on review shall be delivered to the claimant as soon as possible but not later than 120 days after the Committee's receipt of the appeal notice. The claimant shall be notified in writing of any such extension of time. The written decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and shall specifically refer to the pertinent Plan provisions on which it is based. All determinations of the Committee shall be final and binding on Participants and their beneficiaries.

ARTICLE 9.  VOTING RIGHTS AND DIVIDENDS.

     9.1  RESTRICTED SHARES.

     (a) All holders of Restricted Shares who are not Named Executive Officers shall have the same voting, dividend, and other rights as the Company's other stockholders.

     (b) During the period of restriction, Named Executive Officers holding Restricted Shares granted hereunder shall be credited with all regular cash dividends paid with respect to all Restricted Shares while they are so held. If a dividend is paid in the form of cash, such cash dividend shall be credited to Named Executive Officers subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid. If any dividends or distributions are paid in shares of Common Stock, the shares of Common Stock shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid. Subject to the succeeding paragraph, and to the restrictions on vesting and the forfeiture provisions, all dividends credited to a Named Executive Officer shall be paid to the Named Executive Officer within forty-five (45) days following the full vesting of the Restricted Shares with respect to which such dividends were earned.

          In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Restricted Shares with respect to which the dividend is paid; or (ii) six (6) months. The Committee shall establish procedures for the application of this provision.

          Named Executive Officers holding Restricted Shares shall have the same voting rights as the Company's other stockholders.

     9.2 PERFORMANCE SHARE AWARDS. The holders of Performance Share Awards shall have no voting or dividend rights until such time as any Common Shares are issued pursuant thereto, at which time they shall have the same voting, dividend and other rights as the Company's other stockholders.

ARTICLE 10.  PROTECTION AGAINST DILUTION; ADJUSTMENT OF AWARDS.

     10.1 GENERAL. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options, Restricted Shares and Performance Share Awards available for future Awards under Article 3, (b) the number of Performance Share Awards included in any prior Award which has not yet been settled, (c) the number of Common Shares covered by each outstanding Option or
(d) the Exercise Price under each outstanding Option.

     10.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares and Performance Share Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

     10.3 RESERVATION OF RIGHTS. Except as provided in this Article 10, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 11. LIMITATION OF RIGHTS.

     11.1 EMPLOYMENT RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the employment of any employee at any time, with or without cause, subject only to a written employment agreement (if any).

     11.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of such Common Shares, whether by issuance of a certificate, book entry or other procedure. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 7, 9 and 10.

     11.3 CREDITORS' RIGHTS. A holder of Performance Share Awards shall have no rights other than those of a general creditor of the Company. Performance Share Awards represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

     11.4 GOVERNMENT REGULATIONS. Any other provision of the Plan notwithstanding, the obligations of the Company with respect to Common Shares to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award until such time as:

     (a) Any legal requirements or regulations have been met relating to the issuance of such Common Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities laws; and

     (b) Satisfactory assurances have been received that such Common Shares, when issued, will be duly listed on the New York Stock Exchange or any other securities exchange on which Common Shares are then listed.

ARTICLE 12.  LIMITATION OF PAYMENTS.

     12.1 BASIC RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer in the nature of compensation to or for the benefit of a Participant, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be nondeductible for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided, however, that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 12. For purposes of this Article 12, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

     12.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election, the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 12, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 12 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan, and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

     12.3 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company on demand, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

     12.4 RELATED CORPORATIONS. For purposes of this Article 12, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 13. WITHHOLDING TAXES.

     13.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make such payment or distribution until such obligations are satisfied.

     13.2 NONSTATUTORY OPTIONS, RESTRICTED SHARES OR PERFORMANCE SHARE AWARDS. The Committee may permit an Optionee who exercises NSOs, or who receives Awards of Restricted Shares, or who receives Common Shares pursuant to the terms of a Performance Share Award, to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Common Shares that otherwise would be issued to him or her under such Awards. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Common Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 14.  ASSIGNMENT OR TRANSFER OF AWARD.

     14.1 GENERAL RULE. Any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except to the extent specifically permitted by Section 14.2.

     14.2 EXCEPTIONS TO GENERAL RULE.   Notwithstanding Section 14.1, this Plan
shall not preclude (i) a Participant from designating a beneficiary to succeed, after the Participant's death, to those of the Participant's Awards (including without limitation, the right to exercise any unexercised Options) as may be determined by the Company from time to time in its sole discretion, (ii) a transfer of any Award hereunder by will or the laws of descent or distribution, or (iii) a voluntary transfer of an Award (other than an ISO) to a trust or partnership for the exclusive benefit of one or more members of the Participant's family, but only if the Participant has sole investment control over such trust or partnership.

ARTICLE 15.  FUTURE OF PLANS.

     15.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on May 8, 1992. The Plan shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted after May 7, 2002.

     15.2 AMENDMENT OR TERMINATION. The Committee may, at any time and for any reason, amend or terminate the Plan; provided, however, that any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules.

     15.3 EFFECT OF AMENDMENT OR TERMINATION. No Award shall be made under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option, Restricted Share or Performance Share Award previously granted under the Plan.

ARTICLE 16.  DEFINITIONS.

     16.1 "Award" means any award of an Option, a Restricted Share or a Performance Share Award under the Plan.

     16.2 "Award Year" means a fiscal year beginning January 1 and ending December 31 with respect to which an Award may be granted.

     16.3 "Board" means the Company's Board of Directors, as constituted from time to time.

     16.4 "Change in Control" means the occurrence of any of the following events after the effective date of the Plan as set out in Section 15.1:

     (a)  A change in control required to be reported pursuant to Item 6(e) of
     Schedule 14A of Regulation 14A under the Exchange Act;

     (b) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

     (c) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

     16.5  "Code" means the Internal Revenue Code of 1986, as amended.

     16.6 "Committee" means the Compensation Committee of the Board, as constituted from time to time.

     16.7 "Common Share" means one share of the common stock of the Company.

     16.8 "Company" means The Charles Schwab Corporation, a Delaware corporation.

     16.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     16.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     16.11 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

     16.12 "Fair Market Value" means the market price of a Common Share, determined by the committee as follows:

     (a) If the Common Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

     (b) If the Common Share was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for such date;

     (c) If the Common Share was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

     (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     16.13 "ISO" means an incentive stock option described in section 422(b) of the Code.

     16.14 "Key Employee" means a key common-law employee of the Company or any Subsidiary, as determined by the Committee.

     16.15 "Named Executive Officer" means a Participant who, as of the date of vesting of an Award is one of a group of "covered employees," as defined in the Regulations promulgated under Code Section 162(m), or any successor statute.

     16.16 "Non-Employee Director" means a member of the Board who is not a common-law employee.

     16.17 "NSO" means an employee stock option not described in sections 422 through 424 of the Code.

     16.18 "Option" means an ISO or NSO or, in the case of a Key Employee who is subject to the tax laws of a foreign jurisdiction, an option qualifying for favorable tax treatment under the laws of such jurisdiction, including a Replacement Option, granted under the Plan and entitling the holder to purchase one Common Share.

     16.19 "Optionee" means an individual, or his or her estate, legatee or heirs at law that holds an Option.

     16.20 "Participant" means a Non-Employee Director or Key Employee who has received an Award.

     16.21 "Performance Share Award" means the conditional right to receive in the future one Common Share, awarded to a Participant under the Plan.

     16.22 "Plan" means this 1992 Stock Incentive Plan of The Charles Schwab Corporation, as it may be amended from time to time.

     16.23 "Replacement Option" means an Option that is granted when a Participant uses a Common Share held or to be acquired by the Participant to exercise an Option and/or to satisfy tax withholding requirements incident to the exercise of an Option.

     16.24 "Restricted Share" means a Common Share awarded to a Participant under the Plan.

     16.25 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Performance Share Award which contains the terms, conditions and restrictions pertaining to such Restricted Share or Performance Share Award.

     16.26 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her option.

     16.27 "Subsidiary" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     16.28. "Retirement" shall mean any termination of employment of an Optionee for any reason other than death at any time after the Optionee has attained fifty (50), but only if, at the time of such termination, the Participant has been credited with at least seven (7) Years of Service under the Charles Schwab Profit Sharing and Employee Stock Ownership Plan. The foregoing definition shall apply to all Stock Option Agreements entered into pursuant to the Plan, irrespective of any definition to the contrary contained in any such Stock Option Agreement.

     16.29 "Disability" means the inability to engage in any substantial gainful activity considering the Participant's age, education and work experience by reason of any medically determined physical or mental impairment that has continued without interruption for a period of at least six months and that can be expected to be of long, continued and indefinite duration. All determinations as to whether a Participant has incurred a Disability shall be made by the Employee Benefits Administration Committee of the Company, the findings of which shall be final, binding and conclusive.

                                     ADDENDUM A

          The provisions of the Plan, as amended by the terms of this Addendum A, shall apply to the grant of Approved Options to Key U.K. Employees.

          1. For purposes of this Addendum A, the following definitions shall apply in addition to those set out in section 16 of the Plan:

          APPROVED OPTION Means a stock option designed to qualify as an approved executive share option under the Taxes Act;

          INLAND REVENUE means the Board of the Inland Revenue in the United Kingdom.

          KEY U.K. EMPLOYEE means a designated employee of Sharelink Investment Services plc or any subsidiary (as that term is defined in the Companies Act 1985 of the United Kingdom, as amended) of which Sharelink Investment Services plc has control for the purposes of section 840 of the Taxes Act;

          TAXES ACT means the Income and Corporation Taxes Act 1988 of the United Kingdom.

          2. An Approved Option may only be granted to a Key U.K. Employee who:

               (i)  is employed on a full-time basis; and

               (ii) does not fall within the provisions of paragraph 8 of
                    Schedule 9 to the Taxes Act.

          For purposes of this section 2(i) of Addendum A, "full-time" shall mean an employee who is required to work 20 hours per week, excluding meal breaks.

          3. No Approved Option may be granted to a Key U.K. Employee if it would cause the aggregate of the exercise price of all subsisting Approved Options granted to such employee under the Plan, or any other subsisting options granted to such employee under any other share option scheme approved under
Schedule 9 of the Taxes Act and established by the Company or an associated company, to exceed the higher of (a) one hundred thousand pounds sterling and
(b) four times such employee's relevant emoluments for the current or preceding year of assessment (whichever is greater); but where there were no relevant emoluments for the previous year of assessment, the limit shall be the higher of one hundred thousand pounds sterling or four times such employee's relevant emoluments for the period of twelve months beginning with the first day during the current year of assessment in respect of which there are relevant emoluments. For the purpose of this section 3 of Addendum A, "associated company" means an associated company within the meaning of section 416 of the Taxes Act; "relevant emoluments" has the meaning given by paragraph 28(4) of Schedule 9 to the Taxes Act and "year of assessment" means a year beginning on any April 6 and ending on the following April 5.

          4. Common Shares issued pursuant to the exercise of Approved Options must satisfy the conditions specified in paragraphs 10 to 14 of Schedule 9 to the Taxes Act.

          5. Notwithstanding the provisions of Section 5.4 of the Plan, the exercise price of an Approved Option shall not be less than 100 percent of the closing price of a Common Share as reported in the New York Stock Exchange Composite Index on the date of grant.

          6. No Approved Option may be exercised at any time by a Key U.K. Employee when that Key U.K. Employee falls within the provisions of paragraph 8 of Schedule 9 to the Taxes Act. If at any time the shares under an Approved Option cease to comply with the conditions in paragraphs 10 to 14 of Schedule 9 to the Taxes Act, then all Approved Options then outstanding shall lapse and cease to be exercisable from the date of the shares ceasing so to comply, and no optionee shall have any cause of action against the Company, Sharelink Investment Services plc or any subsidiary of the Company or any other person in respect thereof.

          7. An Approved Option may contain such other terms, provisions and conditions as may be determined by the Committee consistent with the Plan, provided that the approved option otherwise complies with the requirements for approved executive option schemes specified in Schedule 9 of the Taxes Act.

          8.   In relation to an Approved Option, notwithstanding the terms of section 10.1 of the Plan, no adjustment shall be made pursuant to section 10.1 of the Plan to any outstanding Approved Options without the prior approval of the Inland Revenue.

          9. In relation to an Approved Option any Key U.K. Employee shall make arrangements satisfactory to the Company for the satisfaction of any tax withholding or deduction -- at -- source obligations that arise by reason of the grant to him or her of such option, or its subsequent exercise.

          10. In relation to an Approved Option, in addition to the provisions set out in section 15.2 of the Plan, no amendment which affects any of the provisions of the Plan relating to Approved Options shall be effective until approved by the Inland Revenue, except for such amendment as are required to obtain and maintain the approval of Inland Revenue pursuant to Schedule 9 to the Taxes Act.